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                                                                   EXHIBIT 10.40

COMPAQ COMPUTER CORPORATION
THIRD PARTY SOFTWARE DISTRIBUTION AGREEMENT

Agreement made this twenty sixth day of July, 2000 by and between Compaq Computer Corporation, and its subsidiaries worldwide (hereinafter referred to as COMPAQ) and Engage, Inc., with offices at 100 Brickstone Square Andover, MA 01810 (hereinafter referred to as SUPPLIER).

Whereas, SUPPLIER has developed or has the right to market and license the use of certain software technology, products and the related documentation (hereinafter "Software") as specified in the attached Schedule A - SUPPLIER Product Listing; and

Whereas, SUPPLIER desires that COMPAQ market and distribute the Software on a worldwide basis ; and

Whereas, COMPAQ desires to market and distribute the Software;

The parties hereto, in exchange for mutual consideration, sufficiency of which is hereby acknowledged, agree that the terms of this Agreement and all attached Schedules, Attachments and Addenda (hereinafter "Agreement"), will govern the providing of the Software by SUPPLIER to COMPAQ, and the marketing and distribution of the Software by COMPAQ.

This Agreement is not a requirements contract and does not obligate COMPAQ to purchase, resell or distribute the Software, but only establishes the terms and conditions for such purchase, resale or distribution if it occurs.

1.   LICENSE

1.1 SUPPLIER grants to COMPAQ a worldwide, nonexclusive, royalty free license for COMPAQ, its employees and agents to execute the Software and load, copy or transmit the Software in whole or in part, solely for purposes of internal development and customer evaluation, training, marketing and promotional activities.

1.2 SUPPLIER hereby grants to COMPAQ the nonexclusive right to market and distribute the Software on a worldwide basis pursuant to the terms of SUPPLIER's applicable "break the seal" end user license agreement as provided by SUPPLIER with the Software, a copy of the current version of which is attached hereto as Schedule E.

1.3 COMPAQ may copy and use internally, on a no charge basis, SUPPLIER's training materials for the Software.

1.4 COMPAQ may copy and use internally and externally, on a no charge basis, SUPPLIER's marketing and promotional materials for the Software.

1.5  All rights not expressly granted are reserved; there are no implied rights.


2.0  PURCHASING AND DELIVERY REQUIREMENTS

2.1 COMPAQ shall authorize shipments of the Software by issuing telex, facsimile, telephonic or electronic orders, or its then current written purchase order form ("Purchase Order"). TIME AND RATE OF SHIPMENT ARE OF THE ESSENCE FOR ALL PURCHASES MADE UNDER

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     THIS AGREEMENT. No partial shipments of Software by SUPPLIER are authorized under this Agreement. No Purchase Order shall be effective until accepted by SUPPLIER. SUPPLIER shall provide COMPAQ with written notification if any order is rejected within five (5) business days. If notice of rejection is not received by COMPAQ within five (5) business days COMPAQ may conclusively presume that the Purchase Order has been accepted by SUPPLIER.

2.2 All deliveries of Software shall be Delivered Duty Paid (DDP) to destination. SUPPLIER shall pay all transportation and other charges, and shall bear all risk of loss during transit.

2.3 Each Purchase Order shall specify items such as item description, quantity, the volume tier for the license (e.g., Standard, Gold), required delivery schedule, destination and total price.

2.4 Except for the Initial Licenses, COMPAQ may, without any cost or liability, reschedule or cancel delivery of an individual Purchase Order, or portions thereof, upon at least thirty (30) days advance notice to SUPPLIER prior to COMPAQ's required delivery date. COMPAQ may return any Software to SUPPLIER that is returned to it by a customer within 30 days of the SUPPLIER date of shipment, provided that the "break the seal" license has not been executed. All Initial Licenses purchased herein are non-refundable.

3.0  PRICES AND PAYMENT

3.1 Prices and discounts for the Software are as established in the attached Schedule B - SUPPLIER Product Pricing and Discount Schedule.

     3.1.1 SUPPLIER reserves the right to modify or change the list price of any of the Software described on Schedule B, provided that COMPAQ is given ninety (90) days written advanced notice of any change that results in an increased net price to COMPAQ. Other pricing terms, including but not limited to, the discount level offered to COMPAQ, the method of calculating the discount offered to COMPAQ, or the method of determining net price to be paid by COMPAQ, can be modified or changed only upon the written agreement of SUPPLIER and COMPAQ.

3.2 List prices for the Software detailed on Schedule B, include all charges such as packaging, packing, customs duties imposed before passage of title, and all taxes except sales, use and other such taxes imposed upon the sale or transfer of the Software for which COMPAQ is solely responsible under applicable law.

3.3 COMPAQ shall pay for Software Net forty five (45) days from the date of a correct invoice from SUPPLIER.

4.0  MARKETING, SALE AND SUPPORT OF SOFTWARE

4.1 COMPAQ may market and sell the Software as it, in its sole opinion, deems most appropriate and will bear all expenses for its operations and staff.

4.2 For the Initial Licenses as defined in Schedule D, SUPPLIER shall perform the installation, training, and Maintenance and Support Services for End Users and COMPAQ shall have no obligation to resell any such services. SUPPLIER shall provide at least the same level of Software support, maintenance and updates, directly to COMPAQ's customers ("End User") for the Software as is available to its other licensees. SUPPLIER will provide End User support in accordance with Schedule F. COMPAQ shall notify SUPPLIER promptly of an Initial License resale to an End User and provide SUPPLIER with appropriate End User information. COMPAQ shall encourage End Users to purchase maintenance, training, and consulting directly from

COMPAQ CONFIDENTIAL                    2
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     SUPPLIER. In the event that SUPPLIER does not have a presence in any
     non-U.S. geographic area and therefore SUPPLIER does not offer local support of the Software, then COMPAQ agrees that the Software will be supported from the U.S.

4.3 SCHEDULE D sets forth additional duties of the parties with respect to the marketing and selling of the Software.

5.0  WARRANTIES

5.1 SUPPLIER warrants that it has the right to grant the licenses granted herein in the Software to COMPAQ and that it has the necessary rights, title, and licenses to allow COMPAQ to perform all rights contemplated by this Agreement.

5.2 SUPPLIER warrants to the best of its knowledge that the Software does not infringe on any third party's patent, trademark, copyright, trade secret or other statutory or non-statutory proprietary right.

5.3 SUPPLIER warrants that that for sixty (60) days from the date of delivery of the Software, all Software shall conform to its specifications in all respects and be free from material defects in materials or workmanship.

5.4 SUPPLIER warrants that the Software will correctly process, calculate, compare and sequence date data within and between the twentieth and the twenty-first centuries, including leap year calculations.

5.5 In the event of a breach of any of the above warranties SUPPLIER shall, at SUPPLIER's sole option, use best efforts to repair or replace the nonconforming Software within fifteen (15) days of notice of such condition.

5.6 THE FOREGOING WARRANTIES OF SUPPLIER ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.7 IN NO EVENT SHALL THE PARTIES BE LIABLE TO EACH OTHER FOR ANY DAMAGES RESULTING FROM LOSS OF DATA OR USE, LOST PROFITS OR ANY PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

6.0  INDEMNIFICATION

6.1 SUPPLIER will indemnify, hold harmless and defend COMPAQ and its customers from and against all loss, cost and expense, including court costs and attorney fees, resulting from claims that the Software, or the use thereof only as expressly permitted in Schedule E, infringes upon any third party patent, trademark, copyright, trade secret or other statutory or non-statutory proprietary right, provided, however, that COMPAQ shall have given SUPPLIER written notification of such claim, suit, demand or action; that COMPAQ shall cooperate with SUPPLIER in the defense and settlement of the claims; and that SUPPLIER shall have control of the defense of such claim, suit, demand or action and the settlement or compromise thereof. Without limiting SUPPLIER's obligations as set forth above, SUPPLIER, at its discretion, and expense, shall either procure for COMPAQ and its customers the right to continue using the Software, or, if such is not possible, replace or modify the Software so that it becomes noninfringing but functionally equivalent. The foregoing obligations do not apply with respect to a Software or portions or components thereof (a) modified after delivery by SUPPLIER, (b) combined with other products, processes or materials to the extent the alleged infringement relates to such combination, or (c) used other than as specified in the accompanying documentation. In the event that the Software is held, or is

COMPAQ CONFIDENTIAL                    3
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     believed by SUPPLIER, to be infringing, SUPPLIER shall have the option, at its expense, to (i) modify the Software to be non-infringing, (ii) obtain a license for continued use of the Software or (iii) cease selling the Software pursuant to this Agreement, in which case the Software shall automatically be removed from SUPPLIER's list of Software that COMPAQ may resell. THIS SECTION STATES THE ENTIRE LIABILITY OF SUPPLIER AND COMPAQ'S SOLE AND EXCLUSIVE REMEDIES FOR ANY INFRINGEMENT OF SOFTWARE.

6.2 COMPAQ will indemnify, hold harmless and defend SUPPLIER from and against all loss, cost and expense, including court costs and attorney fees, incurred by SUPPLIER in connection with any third-party claim: (i) against SUPPLIER by a customer of COMPAQ that relates to such customer's relationship with COMPAQ (and not to any direct relationship which SUPPLIER may have with such customer), or (ii) the negligent misrepresentation by COMPAQ of the features or functions of the Software, provided, however, that SUPPLIER shall have given COMPAQ written notification of such claim, suit, demand or action; that SUPPLIER shall cooperate with COMPAQ in the defense and settlement of the claim; and that COMPAQ shall have control of the defense of such claim, suit, demand or action and the settlement or compromise thereof.


7.0  RIGHTS OF OWNERSHIP - SIMILAR PRODUCTS

7.1 Subject to the licenses granted to COMPAQ herein, SUPPLIER retains all rights, title and interest in and to the Software and intellectual and proprietary rights therein.

8.0  TERM AND TERMINATION

8.1 This Agreement is effective for an initial term of one (1) year, commencing on the effective date above, or until all of the Initial Licenses have been distributed by COMPAQ to end users, and will continue thereafter for additional one year renewal terms unless either party provides the other party with sixty (60) days notice of termination.

8.2 Either party may terminate this Agreement if the other party breaches any warranty or fails to perform any material obligation hereunder, and such breach is not remedied within thirty (30) days after written notice thereof to the party in default

8.3 Either party may terminate this Agreement at any time if the other party shall become insolvent or make an assignment for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all, or part of, that party's assets.

8.4 SUPPLIER warranties, SUPPLIER support obligations, indemnifications, and all payment obligations of COMPAQ, shall survive any termination or expiration of this Agreement.

9.0  CONFIDENTIAL INFORMATION

9.1 Disclosure and protection of the parties confidential information shall be governed by the Mutual Non Disclosure Agreement dated December 14, 1998, provided that the disclosure period as defined in said agreement shall extend until the expiration or termination of this Agreement.

10.  RESERVED

11.0 GENERAL

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11.1 COMPAQ and SUPPLIER are independent contractors acting for their own accounts and are not authorized to make any commitment or representation on the others behalf unless authorized in writing. Nothing in this Agreement shall be construed as making either party the agent of the other party.

11.2 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, exclusive of its conflict of laws statute. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

11.3 Notices under this Agreement shall be addressed to

     COMPAQ at:
     Compaq Computer Corporation
     40 Old Bolton Road
     Stow, MA 01775
     Attn: Vice President - Professional Services - eApplications Practice

     with a copy to:
     Compaq Computer Corporation
     40 Old Bolton Road
     Stow, MA 01775
     Attn: Compaq Services - Professional Services Legal Counsel

     and to SUPPLIER at:
     Engage Inc.
     100 Brickstone Square
     Andover, MA 01810
     Attn: Mike Baker, General Counsel

     All notices shall be sent by registered or certified mail, postage prepaid, return receipt requested. The date of receipt shall be deemed to be the date on which such notice was actually received.

11.4 Neither party shall assign this Agreement or any rights or obligations under it without the prior written consent of the other party.

11.5 Neither party shall be liable for its failure to perform any of its obligations hereunder due to causes beyond its reasonable control.

11.6 Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other provision of this Agreement.

11.7 Each party agrees not to disclose, advertise, or make known the existence, terms, and /or conditions of this Agreement to any third party without the other party's prior written consent.

11.8 If any provision of this Agreement is held illegal or unenforceable by any court of competent jurisdiction, such provision shall be deemed separable from the remaining provisions of this Agreement and shall not effect or impair the validity or enforceability of the remaining provisions of this Agreement.

11.9 SUPPLIER acknowledges that it has read this Agreement, understands it and agrees to be bound by its terms and further agrees that it is the complete and exclusive statement of the Agreement between the parties which supersedes all communications and understandings between the parties relating to the subject matter of the Agreement.

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COMPAQ COMPUTER CORPORATION             ENGAGE, INC.


/s/ Jeffrey M. Lynn                     /s/ Michael Baker
-------------------------------         --------------------------------
Authorized Signature                    Authorized Signature

Jeffrey M. Lynn                         Michael Baker
Name                                    Name

V.P. and General Manager                V.P. and General Counsel
Title                                   Title

July 26, 2000                           July 26, 2000
Date                                    Date

COMPAQ CONFIDENTIAL                    6
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                      SCHEDULE A - SUPPLIER PRODUCT LISTING

THE ENGAGE PRODUCTS AVAILABLE FOR RESALE UNDER THIS AGREEMENT ARE:

AdManager

ProfileServer
     Local Declared Profiles Option for ProfileServer
     Local Behavior Profiles Option for ProfileServer

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           SCHEDULE B - SUPPLIER PRODUCT PRICING AND DISCOUNT SCHEDULE

ProfileServer U.S. Price List

-----------------------------------------------------------------------------------------
 CUSTOMER SIZING                              LICENSE FEE
-----------------------------------------------------------------------------------------
                                  PAGE         ONE-TIME       ADDITIONAL     ADDITIONAL
CUSTOMER SIZE                   REQUESTS       SOFTWARE       LICENSE FEE    LICENSE FEE
                                PER DAY       LICENSE FEE      FOR LOCAL      FOR LOCAL
                                                               DECLARED      BEHAVIORAL
                                                                OPTION         OPTION
                  =======================================================================
                  LITE         0-75K/day              $              $              $
                                                  8,500          2,400          2,400
                  -----------------------------------------------------------------------
                  STD         75K-750K/day            $              $              $
                                                 14,000          4,000         14,000
                  -----------------------------------------------------------------------
                  GOLD        750K-2M/day             $              $              $
                                                 25,500          7,300         25,500
                  -----------------------------------------------------------------------
                  PLATINUM     2M-4M/day              $              $              $
                                                 44,500         12,700         44,500
-----------------------------------------------------------------------------------------
 Lite/Std install $3000, Gold/Platinum install $6000.
=========================================================================================

SPECIAL CONSIDERATIONS FOR PROFILESERVER

MULTI ENGINE      - Pricing is based on Page Requests regardless the number of
PRICING             Profile Servers in use.

DETERMINING       - Tier Pricing is based on "Average Daily Page Requests",
TIER which is defined as the total number of Page Requests in a given month divided by the number of calendar days in such month

INSTALLATION      - Installation fees are for routine installation and are
FEES subject to systems engineering review. Options installed with base product may have installation fee waived for those options.

SUPPORT FEES      - Standard Support is 18% of total undiscounted license fee per year.
                  - Premium Support is 25% of total undiscounted license fee per year.

UPGRADE FEES      - After initial year, upgrades are 25% of original software license.

TIER UPGRADES     - The Tier Upgrade pricing will be determined as the
                    difference between the list prices of each tier in effect at the time of upgrade.

AdManger U.S. Price List

=========================================================================================
CUSTOMER SIZING                             LICENSE FEE     SUPPORT FEES
-----------------------------------------------------------------------------------------
                                 AD           ONE-TIME         PREMIUM        STANDARD
CUSTOMER SIZE                IMPRESSIONS      SOFTWARE       SUPPORT FEE     SUPPORT FEE
                               PER DAY      LICENSE FEE     (25% OF LIST    (18% OF LIST
                                                               PRICE)           PRICE)
               ==========================================================================
               LITE           0-75K/day             $               $               $


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
                                                8,500           2,125           1,530
               --------------------------------------------------------------------------
               STD          75K-750K/day            $               $               $
                                               21,000           5,250           3,780
               --------------------------------------------------------------------------
               GOLD          750K-2M/day            $               $               $
                                               44,600          11,150           8,028
               --------------------------------------------------------------------------
               PLATINUM       2M-4M/day        77,900          19,475          14,022
-----------------------------------------------------------------------------------------
    Lite/Std install $3000, Gold/Platinum install $6000.
         Gold/Platinum AdManager includes 2 engines
-----------------------------------------------------------------------------------------

Special Considerations for
AdManager

Multi Engine      - Multi-engine pricing is 25% of list for each additional
Pricing             engine
                    (First additional engine for Lite and Std is 50% of list) (For Platinum Plus pricing each additional engine is 25% of 77,900 = $19,500)

Customers

Installation Fees - Installation fees are for routine installation and are subject to systems engineering review. Options installed with base product may have installation fee waived.

Support Fees      - Standard Support is 18% of undiscounted software license fee per year.
                  - Premium Support is 25% of undiscounted software license fee per year.

DETERMINING       - Tier Pricing is based on Average Daily Ads Served, which
TIER is defined as the total number of Ad Insertions in a given month divided by the number of calendar days in such month

UPGRADE FEES      - After initial year, upgrades are 25% of original software license.

TIER UPGRADES     - The Tier Upgrade pricing will be determined as the
                    difference between the list prices of each tier in effect at the time of upgrade.

Software Discounts:
The Ad Manger PRODUCT RESALE DISCOUNT: is forty (40%) off of the then-current U.S. and International* list price.

THE PROFILING PRODUCTS RESALE DISCOUNT: is fifty percent (50%) off of the then-current U.S. and International* list price.

*Note: International pricing is computed by adding a 25% uplift to the U.S. price schedule

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           SCHEDULE D - ADDITIONAL OBLIGATIONS OF COMPAQ AND SUPPLIER

A. COMPAQ OBLIGATIONS FOR PROFILING PRODUCTS:
- Perform pre-sales consulting, addressing the End-User's integration and use of SUPPLIER Profiling Products.
- COMPAQ shall issue its non cancelable Purchase Order to SUPPLIER in the amount of $889,075 for Profile Server licenses, which along with the Ad Manager licenses below shall constitute the "Initial Licenses", one year of maintenance and support, and installation services, as follows: - One (1) internal use Profile Server Platinum Tier license including Local Declared and Local Behavioral Options, which may not be resold, and
     - Thirteen (13) Profile Server Platinum Tier licenses including Local Declared and Local Behavioral Options for resale by COMPAQ.
     - Five (5) Profile Server Gold licenses including Local Declared and Local Behavioral Options for resale by COMPAQ.
     - One year of Premium level maintenance and support for the internal use license
     - Installation of the internal use license
- COMPAQ's internal use of the Software shall be governed, in order of precedence, by the terms and conditions of this Agreement, by the terms of this Schedule D, and then by the terms of SUPPLIER's End User License specified in SCHEDULE E
- SUPPLIER shall provide COMPAQ, on a no charge basis for one year from the Effective Date, with updated versions of the Profile Server software in order to maintain any licenses that COMPAQ has not yet resold at the most current revision level.
- When an Initial License is resold to an End User COMPAQ shall provide SUPPLIER with the End User company name, address, phone number, contact name with e-mail address, detail of the Software being licensed, software platform, and the location where the Software is to be installed.
- All technical questions related to COMPAQ's internal license should be directed to the SUPPLIER Systems Engineer assigned to COMPAQ.
- Maintenance is renewable at election of COMPAQ on an annual basis. SUPPLIER reserves the right to adjust the annual fees for maintenance and support on an annual basis with 30 days prior notice.
- COMPAQ shall place all orders for additional Software licenses directly with SUPPLIER. o Classify End-User's site(s) for profiling. o Extend the profiling ontology (if necessary).
- Integrate the profiling with other software applications (e.g. web content management software, or End-User support software).
-    Forward End-User requests for Product functions and features to SUPPLIER.
- Have four COMPAQ employees trained on the technical aspects of the profiling Products. Training invoiced to COMPAQ based on SUPPLIER's then current list price.
- Install SUPPLIER profiling Products on an internal support system only after first two employees have completed their training, prior to attempting first End-User installation.
- SUPPLIER and COMPAQ shall on a best efforts basis, develop a mutually agreed to Business Plan for the Software, including a Sales/Marketing plan within thirty (30) days of the Effective Date.

B.   COMPAQ OBLIGATIONS FOR ADMANAGER PRODUCTS

- SUPPLIER and COMPAQ shall on a best efforts basis, develop a mutually agreed to Business Plan for the Software, including a Sales/Marketing plan within thirty (30) days of the Effective Date.
- COMPAQ shall issue its non cancelable Purchase Order to SUPPLIER in the amount of $172,475 for Ad Manager licenses, one year of maintenance and support, and installation services, as follows:
     - One (1) internal use Ad Manager Platinum Tier license, which may not be resold.
     -    One (1) Ad Manager Platinum Tier license for resale by COMPAQ.
     -    Two (2) Ad Manager Gold license for resale by COMPAQ.
     - One year of Premium level maintenance and support for the Ad Manager internal use license
     - Installation of the Ad Manager internal use license

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-    COMPAQ's internal use of the Software shall be governed, in order of precedence, by the terms and conditions of this Agreement, by the terms of this Schedule D, and then by the terms of SUPPLIER's End User License specified in SCHEDULE E
- SUPPLIER shall provide COMPAQ, on a no charge basis, for one year from the Effective Date, with updated versions of the Ad Manager software in order to maintain any licenses that COMPAQ has not yet resold at the most current revision level.
- When an Initial License is resold to an End User COMPAQ shall provide SUPPLIER with the End User company name, address, phone number, contact name with e-mail address, detail of the Software being licensed, software platform, and the location where the Software is to be installed.
- All technical questions related to COMPAQ's internal license should be directed to the SUPPLIER Systems Engineer assigned to COMPAQ.
- Maintenance is renewable at election of COMPAQ on an annual basis. SUPPLIER reserves the right to adjust the annual fees for maintenance and support on an annual basis with 30 days prior notice.
-    Manage the sales process for all Software.
- Have two COMPAQ employees trained on the technical aspects of the Ad Manager Software. Training invoiced to COMPAQ based on SUPPLIER's then current list price.
- Install SUPPLIER Software, including any new major Software releases, on an internal support system only after the first employee has completed training.
-    Forward End-User requests for Software functions and features to SUPPLIER.

C. SUPPLIER OBLIGATIONS:

-    Provide quality Software to resell.
- Provide a business plan template for use by COMPAQ to develop the joint business plan for selling SUPPLIER Software.
- Provide standard sales and marketing tools and materials related to the Software. o Provide sales training for the Software to COMPAQ's personnel at SUPPLIER's then current rates. o Provide technical training (for installation, integration extension, trouble-shooting) on the Software to COMPAQ's personnel in accordance with Schedule F-10.
- Assign an SUPPLIER Systems Engineer as the COMPAQ's primary technical contact.
- Provide accessibility to SUPPLIER's Response Center for technical problem solving.
- Participate in co-marketing efforts, provide access to trade show participation.

COMPAQ CONFIDENTIAL                    11
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                     SCHEDULE E - SUPPLIER END USER LICENSE

                          GENERAL TERMS AND CONDITIONS

          CAREFULLY READ THIS LICENSE AGREEMENT BEFORE OPENING PACKAGE.

               BY OPENING THIS SEALED PACKAGE AND USING THE ENCLOSED SOFTWARE, YOU WILL BE BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO THE TERMS CONTAINED IN THIS SOFTWARE LICENSE AGREEMENT, YOU MUST RETURN THIS PACKAGE UNOPENED TO ENGAGE OR TO YOUR DEALER, IF ANY, AND YOUR LICENSE FEE WILL BE REFUNDED.

     The enclosed software is licensed and may be used only on the condition that you, as either an individual end user or the authorized agent on behalf of a corporation or other entity ("You"), agree with Engage to the terms and conditions set forth in the this Agreement. "Engage" means Engage, Inc. and its affiliates.

(b) DEFINITIONS. Defined terms in this Agreement are capitalized and have the meanings indicated in the Appendix attached hereto.

(c) RIGHT TO USE SOFTWARE; DELIVERY. Customer's right to use the Software is set forth in the applicable Attachment(s). On the Effective Date, Engage will deliver or make available for downloading at an FTP site the Software.

(d) RESTRICTIONS ON USE OF SOFTWARE. Customer's use of the Software is subject to the following restrictions. Except as expressly permitted in this Agreement, Customer shall not, and shall not permit others to, (a) use, modify, copy (except for one back-up copy containing Engage's copyright notices and other proprietary marks), or otherwise reproduce the Software in whole or in part; (b) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code form or structure of the Software; (c) distribute, sublicense, assign, share, timeshare, sell, rent, lease, grant a security interest in, use for Service Bureau purposes, or otherwise transfer the Software or Customer's right to use the Software; or
     (d) remove any proprietary notices or labels on the Software. All rights not expressly granted to Customer are reserved by Engage. There are no implied rights. Customer shall install the Software only on Enterprise Servers and/or Engines, as the case may be, located in the country specified on the Purchase Order. Customer shall be responsible for ensuring that its Average Daily Ads served or Page Requests does not exceed the number permitted for the Applicable Tier (an "Overage"), and Customer shall promptly report any Overage to Engage, which shall have the right to require Customer to upgrade its Tier.

(e)  TERM OF AGREEMENT; TERMINATION.

(f) The term of this License shall be perpetual with respect to the version of the Software licensed hereunder (unless this Agreement is otherwise terminated in accordance with Section 4(b) or (c) below).

(g) Either party may terminate this Agreement in the event of a material breach of this Agreement by the other party that is not cured within thirty (30) days of written notice thereof from the other party.

(h) This Agreement shall automatically terminate if either party ceases doing business, is the subject of a voluntary bankruptcy, insolvency or similar proceeding, is the subject of an involuntary state or federal bankruptcy, insolvency, or similar proceeding that is not dismissed within sixty (60) days of filing, makes an assignment for the benefit of creditors, becomes unable to pay its debts when due, or enters into an agreement with its creditors providing for the extension or composition of debt.

(i)  EFFECT OF TERMINATION OR EXPIRATION.

COMPAQ CONFIDENTIAL                    12

(j) Each party shall immediately surrender all rights, licenses, and privileges granted under this Agreement.

(k) Each party shall immediately cease using and return all property in its possession belonging to the other party, including without limitation all Software, Documentation, and tangible embodiments of Confidential Information.

(l) Customer shall not, in advertising or otherwise, use or display any of Engage's trademarks or any name, mark, or logo that is the same as or similar to Engage's trademarks, represent itself to be a licensee of Engage, or in any way identify itself with Engage.

(m) Customer shall not be entitled to a refund, in whole or in part, of any amounts paid hereunder, other than in accordance with Section 9.

(n) Sections 3, 5, 6(f), 7, 9, 10, 11(e), 12, 13 and 14 hereof, together with Customer's obligation to pay outstanding amounts due Engage, will survive termination or expiration of this Agreement.

(o) AUDIT. Customer agrees to make and maintain for a period of two (2) years after the end of the year to which they pertain, sufficient books, records and accounts regarding Customer's use of the Software, in order to calculate and confirm Customer's payment obligations hereunder. Engage will have the right, at its expense, to examine and copy such books, records, and accounts during Customer's business hours to verify reports on the amount of payments made to Engage under this Agreement. All such books, records, and accounts shall constitute Confidential Information. In the event such inspection discloses an underpayment of amounts due Engage from Customer, Customer will promptly remit the amounts due, and if an audit discloses an underpayment of the fees payable by Customer for the audited period of more than five percent (5%), Customer shall pay for the expenses of the audit together with the amount of such underpayment.

(p) PROPRIETARY RIGHTS. Engage and its licensors shall have sole and exclusive ownership of all right, title, and interest in and to the Software and Documentation, including all associated intellectual property rights. Customer acknowledges that the Software, including associated screen displays and menu features, constitutes the valuable trade secrets of Engage or its licensors and are copyrighted works owned by Engage or its licensors and protected by federal and international copyright laws. Customer shall not permit any personnel to remove any proprietary or other legends or restrictive notices contained or included in any materials provided by Engage.

(q)  INTENTIONALLY BLANK

(r)  INTENTIONALLY BLANK

(s)  INTENTIONALLY BLANK

(t)  LIMITED WARRANTY.

(u) Engage represents and warrants to Customer that Engage has full power and authority to enter into this Agreement and to grant the license provided for herein, and that this Agreement has been duly authorized, executed and delivered by Engage and constitutes a valid, binding and legally enforceable agreement of Engage.

(v) Customer represents and warrants to Engage that Customer has full power and authority to enter into this Agreement and that this Agreement has been duly authorized, executed and delivered by Customer and constitutes a valid, binding and legally enforceable agreement of Customer.

(w) Engage represents and warrants that it shall use best efforts to ensure that the Software, if operated on the Specified Configuration, will manage and manipulate data involving dates in material conformity with the Documentation before, during and after the year 2000. Engage disclaims responsibility for the date-related and other performance of hardware, software, telecommunications facilities and other materials not owned and originally supplied by Engage.

(x) If Customer has elected a perpetual license term on the Purchase Order, Engage warrants that for a period of thirty (30) days following delivery of the Software to Customer ("Warranty Period"), Engage will use commercially reasonable efforts to resolve programming errors in the Software or Documentation to make the Software function in material conformity with the Documentation, provided that the Software is operated on the Specified

COMPAQ CONFIDENTIAL                    13

     Configuration and in accordance with the Documentation and provided further that Engage receives a written claim from Customer under this limited warranty within the Warranty Period. This Warranty does not apply if Customer or any third party changes or modifies the Software without the authorization of Engage. Engage does not warrant that the Software will be error free or that all errors can be remedied. Engage warrants that the services provided by Engage in connection with this Agreement will be rendered by qualified personnel and consistent with commercial practices standard in the industry. The foregoing shall be Engage's entire liability and Customer's sole and exclusive remedy under this warranty.

(y) THE EXPRESS WARRANTIES GRANTED UNDER THIS AGREEMENT ARE THE ONLY WARRANTIES MADE BY ENGAGE WITH RESPECT TO THE SOFTWARE AND SERVICES, EXPRESS OR IMPLIED, AND THEY ARE MADE IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES. ENGAGE HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USE OF TRADE, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO, FEATURES OR CAPABILITIES OF THE SOFTWARE, ENGAGE'S COMPUTERS AND SERVERS, INFORMATION, REPORTS OR OTHER MATTERS PRODUCED OR PROVIDED IN CONNECTION WITH THIS AGREEMENT. IN ADDITION TO AND WITHOUT LIMITATION OF THE FOREGOING, ENGAGE SPECIFICALLY DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS OTHER THAN AS SET FORTH IN SECTION 11(d) REGARDING THE USE, OR THE RESULTS OF THE USE, OF ANY SOFTWARE OR FEATURE OR CAPABILITY OF THE SOFTWARE, IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS, SECURITY, OR OTHERWISE. ENGAGE EXPRESSLY DISCLAIMS ANY WARRANTY WITH RESPECT TO THE QUALITY OR CONTINUITY OF THIRD-PARTY TELECOMMUNICATION OR INFORMATION SYSTEMS OR SERVICES, SERVER CONNECTION SPEEDS, OR THE FUNCTIONALITY, OPERABILITY, OR RELIABILITY OF ENGAGE'S OR ANY THIRD PARTY'S DATA SECURITY FEATURES OR SYSTEMS. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT.

(z) LIMITATION OF LIABILITY. CUSTOMER'S SOLE REMEDY AND ENGAGE'S SOLE OBLIGATION WITH RESPECT TO ANY CLAIMS, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND PRODUCT LIABILITY) OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THIS AGREEMENT SHALL BE GOVERNED BY THIS AGREEMENT, AND IN ALL CASES CUSTOMER'S REMEDY SHALL BE LIMITED TO MONEY DAMAGES NOT EXCEEDING THE SOFTWARE LICENSE FEES PAID TO ENGAGE BY CUSTOMER DURING THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH DAMAGES. WITHOUT LIMITING THE FOREGOING, IT IS EXPRESSLY AGREED THAT IN NO EVENT SHALL ENGAGE OR ITS SUPPLIERS OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE PERFORMANCE OF THIS AGREEMENT ON BEHALF OF ENGAGE, INCLUDING ITS EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, OR SUBCONTRACTORS, BE LIABLE FOR ANY (A) DAMAGES CAUSED BY CUSTOMER'S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT, (B) INDIRECT, INCIDENTAL, SPECIAL, RELIANCE, INCIDENTAL, EXEMPLARY, COVER OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS OR REVENUE, LOST BUSINESS OPPORTUNITIES, LOST SAVINGS, LOST DATA, LOSSES CAUSED BY DELAY OR THE DOWNTIME OF ENGAGE COMPUTERS OR SERVERS, OR LOSSES FROM INTERRUPTION, TERMINATION, OR FAILED OPERATION OF THE INTERNET OR THIRD-PARTY TELECOMMUNICATION SERVICES, EVEN IF ENGAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (C) CLAIMS AGAINST CUSTOMER BY ANY THIRD PARTY EXCEPT AS PROVIDED IN SECTION 9, OR (D) DAMAGES, INCLUDING PRODUCT LIABILITY DAMAGES, CAUSED BY ANY NON-ENGAGE PRODUCT. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO ENGAGE'S DUTY OF INDEMNIFICATION UNDER SECTION 9. CUSTOMER RECOGNIZES THAT THE FEES HEREUNDER ARE BASED IN PART ON THE LIMITED WARRANTY AND LIMITATION OF LIABILITY AND REMEDIES SET FORTH HEREIN.

(aa) CONFIDENTIALITY. Each party acknowledges that by reason of its relationship to the other party under this Agreement it may have access to Confidential Information. Each party agrees to maintain in confidence and use only as expressly permitted in this Agreement all Confidential Information received from the other, both orally and in writing, provided that the parties' obligations of non-disclosure under this Agreement shall not apply to Confidential Information which the receiving party can demonstrate: (i) is or becomes a matter of public knowledge through no fault of the receiving party; (ii) was rightfully in the receiving party's possession prior to disclosure by the disclosing party; (iii) subsequent to disclosure, is rightfully obtained by the receiving party from

COMPAQ CONFIDENTIAL                    14
     a third party in lawful possession of such Confidential Information; (iv) is independently developed by the receiving party without reference to Confidential Information; or (v) is required to be disclosed by law. Each party may seek equitable relief (as well as money damages) to protect its interests under this Section.

(bb) MISCELLANEOUS.

(cc) ASSIGNMENT. Customer may not sublicense, assign (by operation of law or otherwise) or otherwise transfer this Agreement or any license or any right, duty or obligation under this Agreement without Engage's prior written consent, and any attempt to do so shall be null and void. Engage shall not unreasonably withhold its consent to the assignment of this Agreement by Customer to an affiliate, to its successor in connection with a merger, acquisition or consolidation, or to the purchaser in connection with the sale of all or substantially all of Customer's assets. Subject to the foregoing limitations, this Agreement will mutually benefit and be binding upon the parties, their successors and assigns.

(dd) EXPORT CONTROL. Customer acknowledges that the export of any Software is or may be subject to export or import control and Customer agrees that any Software or the direct or indirect product thereof will not be exported (or re-exported from a country of installation) directly or indirectly, unless Customer obtains all necessary licenses from the U.S. Department of Commerce or other agency as required by law.

(ee) U.S. GOVERNMENT RESTRICTED RIGHTS. Use, duplication, or disclosure of the Software by the U.S. government is subject to the restrictions set forth in subparagraph (C)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, and subparagraphs (C)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable.

(ff) LICENSE SUBJECT TO LICENSOR'S RIGHTS. Customer acknowledges that portions of the Software may have been licensed to Engage by one or more third parties. All rights and obligations provided by Engage to Customer under this Agreement shall be limited to the extent that such underlying rights and obligations have been provided to Engage.

(gg) INDEPENDENT CONTRACTORS. Nothing in this Agreement shall be construed to imply a joint venture, partnership or agency relationship between the parties; Engage shall be considered an independent contractor when performing any services in connection with this Agreement.

(hh) NOTICES. Any notice required to be provided pursuant to this Agreement shall be in writing and shall be deemed given (a) if by hand delivery, upon receipt thereof or (b) if mailed, three (3) days after deposit in the U.S. mails, postage prepaid, registered or certified mail, return receipt requested. A facsimile shall be deemed to be received upon completion of transmission, as verified by a printout showing satisfactory transmission, except that should a facsimile be sent on a non-business day, receipt shall be deemed to occur on the next business day. All notices shall be addressed to the parties at the respective addresses indicated herein. If Customer is located in a country other than the U.S., all notices shall be sent by facsimile. Each party shall promptly notify the other party of any address change.

(ii) WAIVER. A failure or delay by either party to enforce any right under this Agreement shall not at any time constitute a waiver of such right or any other right, and shall not modify the rights or obligations of either party under this Agreement. Any waiver by either party of any right under this Agreement shall not constitute a waiver of such right in the future. All rights and remedies evidenced hereby are in addition to and cumulative to rights and remedies available at law or equity or otherwise available under any other contract.

(jj) SEVERABILITY. If any provision or portion of this Agreement is held to be unenforceable or invalid, the remaining provisions and portions shall nevertheless be given full force and effect, and the parties agree to negotiate, in good faith, a substitute valid provision which most nearly effects the parties' intent in entering this Agreement.

(kk) FORCE MAJEURE. Excluding the payment of money, neither party will be deemed in default of any obligation hereunder nor be liable for any failure or delay in performance which results directly or indirectly from any cause beyond its reasonable control, including without limitation, "Acts of God," delays or failures in the Internet or related carriers and third-party equipment, acts of civil or military authority, strikes, fire, theft, delays by suppliers, or action or inaction by the other party or any third party.

COMPAQ CONFIDENTIAL                    15

(ll) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws. Application of the U.N. Convention of Contracts for the International Sale of Goods is expressly excluded.

(mm) ENTIRE AGREEMENT. This Agreement, including the Appendix and all Attachments, is the entire agreement of the parties, and supersedes all prior agreements and communications, whether oral or in writing, between the parties with respect to the subject matter of this Agreement. Except as expressly provided herein, no amendment or modification of this Agreement shall be effective unless made in writing and signed by Engage and Customer. If there is any conflict between the provisions of the General Terms and Conditions and any Attachment, the provisions of the Attachment shall control.

(nn) COMPLIANCE WITH LAW. Customer is solely responsible for ensuring that its use of the Software and Profiles is in compliance with all foreign, federal, state, and local laws and regulations, and Customer represents and warrants to Engage that it will comply with this subsection.

(oo) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

COMPAQ CONFIDENTIAL                    16

                                    Appendix

DEFINITIONS


"AGREEMENT" means this License Agreement, together with the Appendix and all Attachments designated on the Purchase Order.

"APPLICABLE TIER" means the Tier selected by Customer on the Purchase Order.

"AVERAGE DAILY ADS SERVED" means the total number of Ad Insertions in a given month divided by the number of calendar days in such month.

"AVERAGE DAILY PAGE REQUESTS" means the total number of Page Requests initiated by users visiting Customer Sites in a given month divided by the number of calendar days in such month.

"CONFIDENTIAL INFORMATION" means the Documentation, information about the Software, the terms of this Agreement, and any other non-public information or materials that, if disclosed in written form, is labeled "confidential" or, if disclosed orally, is identified as confidential prior to disclosure and submitted to the other party within thirty (30) days in a writing labeled "confidential."

"PURCHASE ORDER" means the first two pages of this Agreement.

"CUSTOMER SITE" means the collection of pages operated by or under the control of Customer within the Domain Name(s).

"DATA" means the past, present and future compilation of "clickstream" data generated by user activity on the web, as well as such data itself, within the Data Repository.

"DATA REPOSITORY" means the proprietary global repository of Data compiled and maintained by Engage.

"DOCUMENTATION" means end user materials, in any form or medium, provided by Engage for use with the Software.

"DOMAIN NAME" means the alphanumeric phrase used by Customer to designate a particular site on the Internet or an intranet and identified on the Purchase Order.

"DOWNTIME" means the interruption or failed initiation of services caused by the operational failure of a computer, or of a system transmitting or receiving information from a computer.

"EFFECTIVE DATE" means the effective date indicated on the Purchase Order.

"ENGINE" means the single processing system consisting of either a single or multiple processor unit and its associated RAM memory and disk storage units, regardless of platform or operating environment, on which Customer will load, execute, and use Software.

"ENTERPRISE SERVER" means a computer server used by Customer to collect or combine information from one or more Local Servers.

"GLOBAL BEHAVIOR PROFILE" means a unique record, resident in the Data Repository, that characterizes the behavior of a web browser on the worldwide web.

Installation" means a single setup and configuration of ProfileServer at customer site on the appropriate web platform, software and database. Additional installations of ProfileServer must be specified in the license portion of this agreement. Installation does not include the following: Ontology extension, training, website classification and integration with other products or API programming.

"LOCAL BEHAVIOR PROFILE" means a unique record characterizing the behavior of a Customer Site visitor, as created by ProfileServer.

"LOCAL SERVER" means a computer server used by Customer to host one or more Customer Sites.

"MAINTENANCE AND SUPPORT SERVICES" means the services provided to Customer by Engage in accordance with the terms set forth in SCHEDULE F.

"PAGE REQUEST" means the request for part or all of a web page (including the request for a new frame) that results from a user action such as the input of a URL, a click on a link, a "refresh" command, or navigation. The automatic presentation of images or content without any additional action by the user does not constitute a Page Request.

"PERMITTED ENGINES" means the number of Engines specified on the Purchase Order.

COMPAQ CONFIDENTIAL                    17

"PERMITTED ENTERPRISE SERVERS" means the number of Enterprise Servers specified on the Purchase Order.

"PERSONAL INFORMATION" means the name, phone number, mailing address, and social security number of a person, or any other number assigned by an organization that can be correlated with a person's personal identity.

"PROFILE" means a set of Data associated with a unique web browser, which Data provides a demographic and/or interest description of such web browser.

"PROFILE OPTION" means any of the Local Behavior Profile, or Global Behavior Profile options, as selected by Customer on the Purchase Order, to be used in conjunction with the Software.

"PROFILESERVER" means the release (in object code form) of Engage's ProfileServer software that is current as of the Effective Date, any Updates thereto, and related Documentation.

"SEATS" means the maximum number of concurrent users authorized to access the Software at a given time, as designated on the Purchase Order.

"SERVICE BUREAU" means a person or entity that uses the Software to deliver a data profile, report or other services to a third party where such person or entity receives directly or indirectly in return anything of value.

"SOFTWARE" means one or more of the following software products, as specified on the Purchase Order: ProfileServer.

"SPECIFIED CONFIGURATION" means the software products specified in SCHEDULE G. Engage may change the Specified Configuration as required for operation of an Update. Any such change shall be set forth in the release notes accompanying an Update.

"TIER" means the level of usage by Customer that corresponds to the Average Daily Page Requests (for a ProfileServer license) set forth opposite such Tier in the following table:

----------------------- -------------------------------------------------
                                        AVERAGE DAILY
                                 ADS SERVED OR PAGE REQUESTS
         TIER
----------------------- -------------------------------------------------
         Lite                              0 - 75K
----------------------- -------------------------------------------------
       Standard                       75,000 to 749,999
----------------------- -------------------------------------------------
         Gold                        750,000 to 1,999,999
----------------------- -------------------------------------------------
       Platinum                     2,000,000 to 3,999,999
----------------------- -------------------------------------------------
    Platinum Plus               As specified on Purchase Order
----------------------- -------------------------------------------------

"UPDATE" means any update, version, release, revision, patch, bug fix or modified form of the Software that Engage, in its sole discretion, elects to make available at no additional charge to licensees of the Software that have purchased Maintenance and Support Services.

"UPGRADE" means an improved and enhanced version of the Software released by Engage subsequent to the version licensed by Customer hereunder that Engage may make available to licensees of the Software for an additional fee.

"VISITOR DATA" means any data generated by a web browser's http requests and posts within a Customer Site that is collected by Customer using the Software.

"WARRANTY PERIOD" has the meaning set forth in Section (x).

COMPAQ CONFIDENTIAL                    18

                                   SCHEDULE F

    SOFTWARE MAINTENANCE AND SUPPORT SERVICES FOR PROFILESERVER AND ADMANAGER

F-1 MAINTENANCE AND SUPPORT SERVICES. SUPPLIER will provide End User with the Software maintenance and support services set forth in the table below at either the Standard or Premium level for the most current release of the Software. SUPPLIER agrees to support the most current previous release of the Software for a period of one year from the date the most current release becomes commercially available ("Maintenance and Support Services"). SUPPLIER is not responsible for the configuration, maintenance or correction of third-party software, hardware or communications facilities. SUPPLIER shall not be obligated to provide Maintenance and Support Services if such services are required as a result of
(a) End User's neglect or misuse of the Software, (b) modification of the Software by a person or entity than other than SUPPLIER without the prior written consent of SUPPLIER, (c) End User's failure to implement and use the Specified Configuration, or (d) any other cause beyond the reasonable control of SUPPLIER. SUPPLIER shall not be obligated to respond to requests for support from any person or entity other than a representative of End User who has attended a training session provided by SUPPLIER. SUPPLIER shall have no liability to any third party with respect to the Maintenance and Support Services.

F-2 UPDATES. Upon commercial release of an Update, SUPPLIER shall provide such Update to paid-up Maintenance and Support Services End Users.

F-3 ERROR CORRECTION. End User's may call to report an "Error" in the Software (i.e., a failure of the Software to function in material conformity with the Documentation) during the hours specified in the table below and shall provide SUPPLIER all information necessary for diagnosis of the Error. SUPPLIER shall verify receipt of such requests and assign an appropriate Severity Level classification. Depending on the classification, SUPPLIER will use commercially reasonable efforts to either: provide a software solution or workaround; provide an avoidance procedure; address the request in the next revision/iteration; or discuss with End User possible custom professional services to resolve End User's request. Telephone support during the hours specified in the table below is unlimited in any given month.

F-4 TELEPHONE SUPPORT. If a support call is made outside the specified hours and is not of Severity Level 1, End User shall pay $125 for each such call for the first hour (or any part of such hour). Each additional hour will be billed at a rate of $125 per hour. End User shall cooperate with SUPPLIER to allow the Software to automatically communicate its status to SUPPLIER via Email.

F-5 TERM. The initial term of Maintenance and Support Services shall be one year (the "Term") commencing thirty days from shipment of the Software.. Maintenance and Support Services shall automatically renew for successive Terms unless either party elects not to renew by providing the other party with written notice at least thirty (30) days prior to the expiration of a Term. Termination or expiration of the Maintenance and Support Services shall not affect any other term of this Agreement. In the event that End User elects to reinstate Maintenance and Support Services following termination of such services by End User, End User shall first pay SUPPLIER all fees that would have been paid had End User not cancelled such services.

F-6 PAYMENT. Fees for the initial Term of Maintenance and Support Services shall be billed upon the Effective Date. Fees for renewal Terms shall be billed forty-five (45) days prior to the expiration of the then-current Term.

F-7 SUPPLIER PERSONNEL. In the performance of the Maintenance and Support Services, SUPPLIER reserves the right to determine the assignment of SUPPLIER personnel, to replace or reassign such personnel and to subcontract with qualified third persons for part or all of the services. No person performing services on behalf of SUPPLIER hereunder shall be restricted or prevented from performing services for others that are similar to the services provided under this Agreement.

F-8 ON-SITE VISITS. For purposes of performing the Maintenance and Support Services, End User shall permit authorized SUPPLIER service engineers to inspect periodically during normal business hours End User's computer systems operating the Software. If SUPPLIER is unable by remote telephone support to address an Error, then SUPPLIER, at its sole discretion, may dispatch a software engineer to End User's site to address the Error. The travel and other reasonably-incurred expenses of such on-site assistance (excluding the personnel cost) shall be borne by End User. Dispatch shall be within twenty four (24) hours

COMPAQ CONFIDENTIAL                    19
after SUPPLIER has determined at its sole discretion that telephone assistance is not sufficient. If End User requests an on-site software support visit and SUPPLIER reasonably determines that the reported problem is not the responsibility of SUPPLIER, End User shall reimburse SUPPLIER for the cost of such personnel (at SUPPLIER's then-current consulting rate) as well as the costs reasonably incurred by the SUPPLIER personnel in making such visit.

COMPAQ CONFIDENTIAL                    20

 --------------------------------------------------------------------------------------------------------------------------
       DELIVERABLE                     STANDARD LEVEL SUPPORT                           PREMIUM LEVEL SUPPORT
 --------------------------------------------------------------------------------------------------------------------------
 Support Provided         Toll Free Phone Support during Support Hours     Toll Free Phone Support during Support Hours
 --------------------------------------------------------------------------------------------------------------------------
 Support Hours            AdManager:  Monday - Friday 4 A.M. to 8 P.M.     Admanager: Monday - Friday 4 A.M. to 8 P.M.
                          Eastern time, Severity Levels 1-4                Eastern time; Severity Levels 1-4;
                                                                           24 x 7 Beeper support (only Severity 1 and 2)

                                                                           ProfileServer:  Monday-Friday 6 A.M. to 8:P.M.
                          ProfileServer:  Monday-Friday 6 A.M. to 8 P.M.   Eastern time; Severity Levels 1-4;
                          Eastern time, Severity Levels 1-4                24x7 Beeper support (only Severity 1 and 2)
 --------------------------------------------------------------------------------------------------------------------------
 Staff                    Access to technical support staff                Named Account Manager
 --------------------------------------------------------------------------------------------------------------------------
 Diagnostics              Remote diagnostics available                     Remote diagnostics available
 --------------------------------------------------------------------------------------------------------------------------
 End User Communication   Quarterly Newsletter                             Quarterly Newsletter
 --------------------------------------------------------------------------------------------------------------------------
 Web site                 Access to technical support web site 24 x 7      Access to technical support web site 24 x 7
                          for:                                             for:
                          -  Web accessible knowledge base
                          -  Patches and fixes available for               -  Web accessible knowledge base
                             download                                      -  Patches and fixes available for
                          -  Web based books such as Release Notes,           download
                             Installation Guides, etc.                     -  Web based books such as Release
                                                                              Notes, Installation Guides, etc.
 --------------------------------------------------------------------------------------------------------------------------
 Proactive Support:       -  Proactive Patch Reporting                     -  Proactive Patch Reporting
                          -  Notification of known problems and            -  Notification of known problems and
                             fixes                                            fixes
                          -  Monthly "Wellness Check" and call             -  Monthly "Wellness Check" and call
                             review                                           review
                          -  O/S upgrade impact planning                   -  O/S upgrade impact planning
                          -  Site scans on primary URL address             -  Site scans on up to 15 URL addresses
                                                                           -  Quarterly review of operations
                                                                           -  One site visit by a support rep at
                                                                              least once per year.
 --------------------------------------------------------------------------------------------------------------------------
                          -                                                -
 --------------------------------------------------------------------------------------------------------------------------

Severity Levels Defined:

     Severity 1 - Critical Business Impact     The Service or Software, regardless of the environment or product usage, has complete loss of service or resources for which no workaround exists and End User's work cannot reasonably continue.

     Severity 2 - Serious Business Impact      The Service or Software, regardless of the environment or product usage is causing significant or degraded loss of End User's service or resources.  A major product flaw with a workaround, or a minor product flaw without a workaround.

     Severity 3 - Minor Business Impact.       The Service or Software, regardless of the environment or product usage, has minor loss of End User's service or resources. A minor product flaw with a workaround.

COMPAQ CONFIDENTIAL                    21

     Severity 4 - No Business Impact.          The Service or Software is in full working mode; End User's work is not being impeded at this time.  Information is requested or reported.  A minor irritant.

COMPAQ CONFIDENTIAL                    22

                                 OTHER SERVICES

F-9. INSTALLATION.
     SUPPLIER will provide the number of days indicated below of on-site service with the purchase of a Perpetual license for the Software as specified by End User. End User shall reimburse SUPPLIER travel costs and expenses in accordance with SUPPLIER's expense policy.

     --------------------- -------------------- -----------------------------------
          ADMANAGER/        DOMESTIC ON-SITE          INTERNATIONAL ON-SITE
        PROFILESERVER        DAYS OF SERVICE         DAYS OF SERVICE PROVIDED
                                PROVIDED
     --------------------- -------------------- -----------------------------------
           Standard                 2                           4
     --------------------- -------------------- -----------------------------------
             Gold                   4                           6
     --------------------- -------------------- -----------------------------------
           Platinum                 4                           6
     --------------------- -------------------- -----------------------------------

SUPPLIER will also provide COMPAQ with the number of days of installation noted above for the purchase of COMPAQ's internal use license. Additional installation charged at SUPPLIER's then current rates.

F-10. TRAINING.

          a.PUBLIC CLASS. From time to time, SUPPLIER in its discretion may offer a two-day training class for one or more Software products. SUPPLIER shall notify End User of the times and locations of such classes. The cost of attendance is $1,100 per person, and End User is responsible for all travel and living expenses. The size of each class is limited; accordingly, admission is on a first-come first served basis.

          b.ON SITE. If End User has elected on-site training for Admanager, SUPPLIER shall provide a two-day training for the Software product specified by End User at a location specified by End User. The cost of such attendance is as follows:

         ---------------------------- ----------------------------
                  NUMBER OF                      COST
                  ATTENDEES
         ---------------------------- ----------------------------
                     1-3                        $3,000
         ---------------------------- ----------------------------
                     4-7                        $4,500
         ---------------------------- ----------------------------
                    7-12                        $6,000
         ---------------------------- ----------------------------

If End User has elected on-site training for ProfileServer, SUPPLIER shall provide a three day ProfileServer training class at $1,500.00 per student and a 1 day classification training class at $500.00 per student.

In addition, End User shall reimburse SUPPLIER training personnel for travel and living expenses in accordance with SUPPLIER's expense policy.

F-11. CONSULTING SERVICES.

     a.   STATEMENT OF SERVICES.

          1. SCOPE OF WORK. Subject to the following terms and conditions, SUPPLIER shall provide End User with consulting services ("Consulting Services"), if elected on the purchase order, in accordance with the written work order(s) agreed to by the parties (each a "Work Order"). Attached hereto as SCHEDULE A is the first such Work Order. Each additional Work Order shall set forth the respective obligations of the parties and parameters of the project in a fashion substantially similar to SCHEDULE A. Upon execution by an authorized representative of each of SUPPLIER and End User, a Work Order shall be deemed fully incorporated herein by reference. In the event of any conflict between this Section D-3 and any Work Order, this Section D-3 shall control; in the event of any conflict between two or more Work Orders, the most recently executed Work Order shall control.

          2. ESTIMATED COMPLETION DATES. Each Work Order may specify an estimated completion date for completion of the Consulting Services. At End User's request, SUPPLIER shall use reasonable efforts to estimate such a due date based on SUPPLIER's then-current understanding of the requirements involved in performing the Consulting Services. Any such estimated completion date is made

COMPAQ CONFIDENTIAL                    23
for project planning purposes only and is not a guarantee; SUPPLIER may revise an estimated completion date at any time should events beyond SUPPLIER's control or the assumptions upon which SUPPLIER relied in calculating its initial estimate change the scope or magnitude of the Consulting Services.

     b. DUTIES OF SUPPLIER. The Consulting Services shall be performed in a workmanlike and professional manner by personnel assigned by SUPPLIER having a level of skill in the area commensurate with the requirements of the Consulting Services to be performed. SUPPLIER alone shall control the manner, means and method by which SUPPLIER performs the Consulting Services. SUPPLIER shall have sole responsibility for payment of compensation to its personnel. SUPPLIER shall have the right to use contractors, temporary employees, consultants, vendors, and suppliers at its discretion to assist in delivering or performing the Consulting Services. In such event, any such individuals or entities shall be subject to confidentiality provisions consistent with those set forth in the Agreement, and SUPPLIER shall remain primarily liable to End User for the performance of SUPPLIER's obligations hereunder.

     c. DUTIES OF END USER. End User shall fully cooperate with and assist SUPPLIER in the performance of the Consulting Services and shall undertake the responsibilities specified in this Section D-3 and any additional responsibilities specified in a Work Order at its own expense. End User shall appoint a qualified project manager who shall be authorized to make binding decisions for End User regarding this Agreement, and who shall review all specifications, technical materials and other documents submitted by SUPPLIER, request necessary corrections, and approve such documents; provide to SUPPLIER requested End User information and data and assume responsibility for the accuracy of the same; advise SUPPLIER of End User's requirements; and upon request, provide access to End User's staff, facilities and hardware and software as necessary for SUPPLIER to perform the Consulting Services.

     d.   DEPENDENCIES ON END USER. SUPPLIER shall have no liability to End
User for End User's damages, expenses or costs from delays or failures in SUPPLIER's performance of the Consulting Services under this Agreement resulting from End User "change orders" (i.e., work not specified in the Work Order), failure of End User to perform its responsibilities, or failure of End User to provide accurate and complete data and instructions in accordance with the procedures set forth in a Work Order. Any such End User changes or delays in performance by End User may result in a corresponding extension in the time periods for performance by SUPPLIER and/or adjustment to the fees specified in the Work Order. SUPPLIER's sole liability to End User or to any third party for claims, regardless of the form of such claims (e.g., contract, negligence, or other), arising out of any delay in the performance of the Consulting Services for any reason shall be to use commercially reasonable efforts to provide the Consulting Services as promptly as reasonably practicable thereafter.

     e. COMPENSATION. Unless otherwise specified in a Work Order, the Consulting Services shall be rendered on a time and materials basis at the rate stated in each Work Order. In addition, End User shall reimburse SUPPLIER for out-of-pocket travel and living expenses incurred in connection with the Consulting Services in accordance with SUPPLIER's expense policy. Estimates of total fees for projects may be provided in a Work Order solely for project planning purposes. SUPPLIER does not guarantee such estimates. SUPPLIER shall, however, notify End User if it becomes aware that its completion of the Consulting Services will exceed the estimate, and End User may then terminate the Work Order and pay only for the Consulting Services actually rendered.

     f. TERM AND TERMINATION. The Consulting Services shall become effective on the Effective Date and shall continue in effect through the earlier of (a) completion of all Consulting Services to be rendered under this Section D-3, (b) termination of the Agreement, or (c) termination of Consulting Services by either party as permitted below. Either party may terminate the Consulting Services generally or the applicable Work Order in the event that the other party materially breaches a provision of this Section D-3 and fails to cure such breach within thirty (30) days of receiving written notice of such breach from the other party. Termination of the Consulting Services shall terminate all Work Orders but shall not affect any other provision of the Agreement; termination of a Work Order shall not affect any provision of this Section D-3 or of the Agreement. End User may terminate a Work Order at any time by giving SUPPLIER no less than sixty (60) days prior written notice.

     g.   PROPRIETARY RIGHTS.

          1. SUPPLIER OWNERSHIP; END USER LICENSE. Except as provided in Section D-3(g)(2) below, the Consulting Services and related documentation, together with all other data and materials, all software codes, trade secrets, design concepts, discoveries, ideas, enhancements, improvements and inventions related thereto ("Proprietary Information") supplied by SUPPLIER to End User pursuant to this Agreement: (i) are the exclusive property of SUPPLIER and shall remain so; and (ii) are confidential and proprietary trade secrets of SUPPLIER, protected by law, and of substantial value to SUPPLIER, and may not be used or disclosed without the written consent of SUPPLIER. End User shall retain in strict confidence the Proprietary Information, shall not disclose the Proprietary Information to

COMPAQ CONFIDENTIAL                    24
others, and may use the Proprietary Information solely in connection with this Agreement. The Consulting Services shall only be used by End User for the purposes set forth in this Agreement. SUPPLIER hereby grants End User a license, under the same terms and conditions in the Agreement governing the Software to which the Consulting Services pertain, to use the elements of the work product identified expressly on the applicable Work Order ("Licensed Materials"). If the Licensed Materials consist of computer code, SUPPLIER hereby grants End User a license to use the source code form of the Licensed Materials solely for purposes of performing error correction, subject to the other terms and conditions of this Agreement.

          2. END USER OWNERSHIP. In the event that Proprietary Information, in whole or in part, is not included in the base form of any SUPPLIER product or service and will not be so included in the future in the sole judgment of SUPPLIER, the applicable Work Order shall indicate that the Proprietary Information shall be owned by End User; provided, however, that as between SUPPLIER and End User, SUPPLIER shall own all pre-existing and pre-owned elements of the Proprietary Information and shall have the right to commercialize any such materials for any purpose. All Proprietary Information that is not identified expressly in a Work Order as owned by End User shall be owned by SUPPLIER.

     h. SUPPORT. For a period of thirty (30) days following delivery of the work product under a Work Order, SUPPLIER will use commercially reasonable efforts to address Severity Level 1 and 2 Errors (as defined in SCHEDULE F, Section F-3). End User shall be solely responsible for maintenance and support of the work product in all other respects; Maintenance and Support Services do not apply to work product delivered to End User under this Section A-3.

COMPAQ CONFIDENTIAL                    25

                                  ATTACHMENT A


                       WORK ORDER FOR CONSULTING SERVICES

     This Work Order sets forth certain terms and conditions regarding the performance of Consulting Services by SUPPLIER and shall be incorporated by reference into Section D-3 of the Agreement between SUPPLIER and End User ("Agreement"). Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. The parties acknowledge and agree that the terms and conditions of the Agreement fully apply to the Consulting Services and to this Work Order, and that each party has reviewed such terms and conditions and agrees to be bound thereby.

1.   SERVICES TO BE PROVIDED BY SUPPLIER:

2. OWNERSHIP OF WORK PRODUCT (IF OWNED BY SUPPLIER, INDICATE MATERIALS LICENSED TO END USER):

3.   MILESTONES/DATES AND ESTIMATED COMPLETION DATE:

4.   COMMENCEMENT DATE OF CONSULTING SERVICES:

5.   CONSULTING SERVICES SITE(S):

6.   COMPENSATION:

7.   END USER RESPONSIBILITIES:

     IN WITNESS WHEREOF, the parties have caused this Work Order to be executed by their respective duly authorized officers and attached to the Agreement this _____ day of ___________________, 20___.

SUPPLIER, INC.                          END USER

By:                                    By:
   ----------------------------------     --------------------------------------
   Signature                              Signature


   ----------------------------------     --------------------------------------
   Printed Name                           Printed Name


   ----------------------------------     --------------------------------------
   Title                                  Title

                               End User Project Manager:
                                                         -----------------------
                               Telephone:
                                          --------------------------------------
                               Fax:
                                    --------------------------------------------
                               email:
                                      ------------------------------------------

BILLING INFORMATION:
                    -----

COMPAQ CONFIDENTIAL                    26

                                   SCHEDULE G

SPECIFIED CONFIGURATION

PROFILESERVER:

-------------------------- ---------------------------------------------------------------
Enterprise Server          Microsoft SQL Server 7.0on Windows NT 4.0
                           Oracle Server 8.0.5 on Sun Solaris 2.6
                           Informix Online Dynamic Server 7.3 on Sun Solaris 2.6
-------------------------- ---------------------------------------------------------------
Local Server               Microsoft Internet Information Server 4.0 on Windows NT 4.0
                           Netscape Enterprise Server 3.6 on Solaris 2.6
                           Netscape Enterprise Server 3.6 on Windows NT 4.0
-------------------------- ---------------------------------------------------------------

ADMANAGER:

-------------------------- ---------------------------------------------------------------
Operating System/Engines   Sun Solaris 2.6
                           Sun Solaris 2.7
                           MS Windows NT 4.0 SP4
-------------------------- ---------------------------------------------------------------
Web Server Plug-Ins        Netscape FastTrack  2.0 on NT 4.0
                           Netscape FastTrack  2.0 on Solaris 2.5.1
                           Netscape Enterprise 3.5.1 on Solaris 2.6
                           Netscape Enterprise 2.13 on NT 4.0
                           Netscape FastTrack 2.13 on NT 4.0
                           Netscape FastTrack 2.13 on Solaris 2.5.1
                           Netscape FastTrack 3.0 on NT 4.0
                           Netscape Enterprise 3.6 on NT 4.0 Apache 1.3.6
                           Microsoft IIS 4.0 Microsoft IIS 3.0
-------------------------- ---------------------------------------------------------------
Client Libraries           MS Windows NT 4.0 SP4
                           Solaris 2.6, 2.7
                           BSD
                           Dec Alpha NT
                           Dec Alpha Unix
                           Linux
-------------------------- ---------------------------------------------------------------
Databases                  Oracle 8.1.6 Solaris 2.7
                           Oracle 8.0.5.0 for Solaris 2.6
                           Oracle 8.0.5.0 for NT 4.0 SP4
                           Oracle  7.3.3.0.0 for Windows NT SP3
                           Oracle 7.3.3.0.0 for Solaris 2.5 and 2.6
                           MS SQL 6.05.02 on NT 4.0 server SP3
                           Informix 7.2.3 on Windows NT 4.0 SP3
                           Informix 7.2.3 on Solaris 2.6
                           Informix 9.1.2 on Windows NT 4.0 SP3
                           Informix 9.1.2 on Solaris 2.6
                           Sybase 11.9.2
-------------------------- ---------------------------------------------------------------

COMPAQ CONFIDENTIAL                    27